UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 1, 2019

EAGLE BANCORP INC
(Exact Name of Registrant as Specified in Charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

301-986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, Eagle Bancorp, Inc. (the “Company”) announced that it had effected a strategic reorganization of the Board of Directors of the Company and its wholly owned subsidiary, EagleBank (the “Bank”), as a result of which four new directors were appointed to the Board of Directors of the Company, and two members resigned as members of the Board of Directors of the Company and Bank, and four additional persons who serve as members of the Board of Directors of the Bank only resigned, effective immediately.  As a result of the reorganization, the Boards of Directors of the Company and Bank have identical composition and consist of eleven members. A copy of press release issued by the Company announcing the reorganization is attached as exhibit 99.1 to this report.

The four newly appointed members of the Company’s Board of Directors include three persons who already serve as directors of the Bank: Lynne Hackney, Leslie Ludwig and Benjamin M. Soto, and one person who is newly appointed as a director of the Company and Bank: Theresa G. LaPlaca.

Information regarding the experience and qualifications of the newly appointed directors is set forth below.

Ms. Hackney, 53, founded Allyson Capital in 2008, a development and investment firm specializing in urban residential - condominium, multifamily, mixed-use and townhomes - primarily concentrated in Washington, DC, New York, and Miami. As the founder of Urban Pace, a development services advisory firm, Ms. Hackney was the only woman in the Washington area to have had sole ownership of a major real estate corporation, residential or commercial, until she sold her firm to a multibillion-dollar company in 2016. Urban Pace is now owned by Berkshire Hathaway. Ms. Hackney’s accomplishments in the real estate industry resulted in her election in 2015 to a two-year term as President of the DC Building Industry Association, the first woman ever to hold that post. She holds Board seats with Johns Hopkins University and the University of Miami. Ms. Hackney has been a Director of EagleBank since 2016. She has a post graduate certificate from the Harvard Business School, an MBA from Johns Hopkins University and a B.S. from Virginia Commonwealth University.

Ms. LaPlaca, 59, is the former Executive Vice President and Head of the Conduct Risk Management Office at Wells Fargo and Company. She has spent over 18 years in the banking and financial services industry and her experience ranges from accounting, financial management and strategic planning to mergers and acquisitions, corporate governance and risk management. Ms. LaPlaca is a nationally recognized speaker on the topics of conduct and culture. Previously she held the positon of Chief Financial Officer for the Wealth and Investment Management Division of Wells Fargo and as a Division Chief Financial Officer for CitiStreet, a major provider of 401K administration services. She is a member of the Queens University Arts Advisory Board and previously served as a Board Director and Treasurer of the Nevins Foundation and the St. Anthony Foundation. Ms. LaPlaca earned her bachelor’s degree from Shenandoah University.  Ms. LaPlaca is expected to become Chair of the Risk Committee of the Board of Directors, the creation of which planned for the near future.

Ms. Ludwig, 57, is the co-founder of L&L Advisors, a commercial real estate consulting firm. She is a retired Partner at JBG Smith (formerly The JBG Companies) where she was Chairperson of the Management Committee and oversaw the Finance, Accounting, Human Resources, Investor Reporting, Insurance and Marketing functions, as well as provided leadership to the company’s diversity initiatives. Ms. Ludwig has over 35 years of experience in finance and capital markets. Prior to joining The JBG Companies in 2002, she was Senior Vice President at Wachovia Bank, serving as a Commercial Real Estate Relationship Manager. Ms. Ludwig is a member of CREW (Commercial Real Estate Women), and was formerly on the Investment Advisory Committee for the National Multifamily Housing Corporation, the Virginia Tech Real Estate Industry Advisory Board and the Advisory Board of CREW. Ms. Ludwig has a B.A. from Frostburg State University. She has served as a director of the Bank since 2017. Ms. Ludwig has become the Chair of the Company’s Compensation Committee.

Mr. Soto, 50, is an attorney practicing in the areas of real estate transactions and bankruptcy. He is the principal of Premium Title and Escrow, LLC, a Washington, DC-based full service title company. In addition, he is the owner of Paramount Development, LLC, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, DC. He is a former Board Director of the National Bar Association, and of the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals. Mr. Soto is a Board Director of the DC Chamber of Commerce, the DC Land Title Association, the DC Public Education Fund, and National Foundation for Affordable Housing Solutions, Inc. and the Georgetown Day School. Mr. Soto has served as a Director of the Bank since 2006.

There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which they were selected as directors.  The newly appointed directors and their respective related persons from time to time may have banking transactions (potentially including loan and deposit transactions) with the Bank.  Such transactions are, and will be, in the ordinary course of business, on substantially the same terms, including interest rates, maturities and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons and will not involve more than the normal risk of collectability or present other unfavorable features.  Other than eligibility for fees (including grants of awards under the Company’s equity compensation plan) for service as a member of the Company and Bank Boards of Directors, as described in the Company’s proxy materials for the Annual Meeting of Shareholders held on May 16, 2019 (and as subject to periodic adjustment), none of the newly appointed directors is a party to any material plan, contract or arrangement entered into or materially amended in connection their respective appointments to the Board of Directors of the Company.

The resigning members of the Board of Directors of the Company and Bank are Dudley C. Dworken and Donald R. Rogers. Neither Mr. Dworken nor Mr. Rogers resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Rogers will continue to serve as the Chairman of the EagleBank Foundation.

In connection with the resignations, each of Mr. Dworken and Mr. Rogers entered into an agreement with the Company and the Bank, pursuant to which all unvested awards of restricted stock units, restricted stock and options to purchase stock previously granted to them as partial compensation for board service, will vest in full.  As a result of this vesting, an aggregate of 8,509 shares of restricted stock will vest for Mr. Dworken, and an aggregate of 8,509 shares of restricted stock will vest for Mr. Rogers, and an aggregate of 8,148 shares of restricted stock will vest for the resigning bank directors. The Company expects that it will incur pre-tax compensation expense of approximately $1.2 million as a result of the acceleration of vesting. Under the agreements, Mr. Dworken and Mr. Rogers have agreed to certain confidentiality and nondisclosure provisions, and have agreed to certain nonsolicitation, noninterference and nondisparagement provisions for a period of two years from the date of their resignation. A copy of the form of agreement is filed as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press Release dated July 1, 2019
99.2	Form of Agreement between Eagle Bancorp, Inc., EagleBank and each of Dudley C. Dworken and Donald A Rogers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC

Date: July 2, 2019	By:	/s/ Susan G. Riel
Susan G. Riel
President, Chief Executive Officer